     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2005
                                                 REGISTRATION NO. 333-_________

===============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   ----------

                               EVANS BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


           NEW YORK                                            16-1332767
 (STATE OR OTHER JURISDICTION                               (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)


                             14-16 NORTH MAIN STREET
                             ANGOLA, NEW YORK 14006
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                               EVANS BANCORP, INC.
                 1999 STOCK OPTION AND LONG-TERM INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------

-------------------------------------------------------------------------------
                    JAMES TILLEY                            WITH A COPY TO:
PRESIDENT, CHIEF EXECUTIVE OFFICER AND DIRECTOR         THOMAS E. WILLETT, ESQ.
                 EVANS BANCORP, INC.                        HARRIS BEACH PLLC
              14-16 NORTH MAIN STREET                        99 GARNSEY ROAD
               ANGOLA, NEW YORK 14006                  PITTSFORD, NEW YORK 14534
      (NAME AND ADDRESS OF AGENT FOR SERVICE)
-------------------------------------------------------------------------------

                                 (716) 549-1000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                                         PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
                                                        AMOUNT TO BE      OFFERING PRICE         AGGREGATE          REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED                   REGISTERED(1)       PER SHARE(2)       OFFERING PRICE(2)          FEE
------------------------------------                   -------------     ----------------     -----------------     ------------
Common Stock, $0.50 par value per share                   275,000            $24.50              $6,737,500            $793.00

(1) This Registration Statement shall also cover any additional shares of Evans Bancorp, Inc. common stock that become issuable under the Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's common stock.

(2) Estimated in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the common stock as reported on the Nasdaq National Market on March 24, 2005.

                                TABLE OF CONTENTS

PART II

      Item 3.      Incorporation of Documents by Reference                II-1

      Item 4.      Description of Securities                              II-1

      Item 5.      Interests of Named Experts and Counsel                 II-1

      Item 6.      Indemnification of Directors and Officers              II-1

      Item 7.      Exemption from Registration Claimed                    II-2

      Item 8.      Exhibits                                               II-2

      Item 9.      Undertakings                                           II-2

SIGNATURES                                                                II-4

EXHIBIT INDEX

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Evans Bancorp, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed ( with the Commission on March 28, 2005 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

         (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 (No. 000-18539) filed with the Commission on April 30, 1990, together with any amendments or reports filed for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Unless expressly incorporated into this Registration Statement, a report furnished on Form 8-K shall not be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of the Registrant's common stock issuable under the Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive Plan will be passed upon by Harris Beach PLLC, Rochester, New York. Phillip Brothman, a partner of Harris Beach PLLC, serves as Chairman of the Registrant's Board of Directors and owns shares of the Registrant's common stock and options to purchase shares of the Registrant's common stock. Further, as a director, Mr. Brothman is eligible to receive additional options to purchase shares of the Registrant's common stock issuable under the Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive Plan.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The New York Business Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification (including reimbursement of expenses incurred) under certain circumstances for liabilities incurred in their capacity as officers and directors, including liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws provide for indemnification of its directors and officers to the fullest extent authorized by the New York Business Corporation Law. In addition, the Registrant maintains directors' and officers' liability insurance under which its directors and officers are insured against loss (as defined in the policy) as a result of certain claims brought against them in such capacities.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

EXHIBIT
 NUMBER         EXHIBIT DESCRIPTION
-------         -------------------
 5              Opinion and Consent of Harris Beach PLLC.

23.1            Consent of KPMG LLP, Independent Registered Public Accounting
                Firm.

23.2            Consent of Deloitte & Touche, LLP, Independent Registered
                Public Accounting Firm.

23.3            Consent of Harris Beach PLLC (contained in Exhibit 5).

24              Power of Attorney (incorporated by reference to Pages II-4 and
                II-5 of this Registration Statement).

99.1            Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive
                Plan, as amended (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed on March 18, 2004).

ITEM 9. UNDERTAKINGS.

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Angola, State of New York, on March 30, 2005.

                                         EVANS BANCORP, INC.



                                         By: /s/  James Tilley
                                             -------------------------------
                                             James Tilley
                                             President, Chief Executive
                                             Officer and Director

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS , that the undersigned officers and directors of Evans Bancorp, Inc., a New York corporation, do hereby constitute and appoint James Tilley, President, Chief Executive Officer and Director, and Mark DeBacker, Treasurer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE                                               TITLE                                     DATE
            ---------                                               -----                                     ----


/s/  James Tilley                                   President, Chief Executive Officer and              March 29, 2005
---------------------------------                   Director (Principal Executive Officer)
     James Tilley

/s/  Mark DeBacker                                  Treasurer (Principal Financial Officer              March 29, 2005
---------------------------------                      and Principal Accounting Officer)
     Mark DeBacker


/s/  Phillip Brothman                                 Chairman of the Board and Director                March 29, 2005
---------------------------------
     Phillip Brothman


/s/  Thomas H. Waring, Jr.                          Vice Chairman of the Board and Director             March 29, 2005
---------------------------------
     Thomas H. Waring, Jr.



            SIGNATURE                                               TITLE                                     DATE
            ---------                                               -----                                     ----


/s/  James E. Biddle, Jr.                                   Director and Secretary                      March 29, 2005
---------------------------------
     James E. Biddle, Jr.


/s/  LaVerne G. Hall                                               Director                             March 29, 2005
---------------------------------
     LaVerne G. Hall


/s/  David M. Taylor                                               Director                             March 29, 2005
---------------------------------
     David M. Taylor


/s/  Robert W. Allen                                               Director                             March 29, 2005
---------------------------------
     Robert W. Allen


/s/  William F. Barrett                                            Director                             March 29, 2005
---------------------------------
     William F. Barrett


                                                                   Director                             March 29, 2005
---------------------------------
     Robert G. Miller, Jr.


/s/  John R. O'Brien                                               Director                             March 29, 2005
---------------------------------
     John R. O'Brien


/s/  Nancy W. Ware                                                 Director                             March 29, 2005
---------------------------------
     Nancy W. Ware


                                                                   Director                             March 29, 2005
---------------------------------
     Mary Catherine Militello

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER         EXHIBIT DESCRIPTION
-------         -------------------
 5              Opinion and Consent of Harris Beach PLLC.

23.1            Consent of KPMG LLP, Independent Registered Public Accounting
                Firm.

23.2            Consent of Deloitte & Touche, LLP, Independent Registered
                Public Accounting Firm.

23.3            Consent of Harris Beach PLLC (contained in Exhibit 5).

24              Power of Attorney (incorporated by reference to Pages II-4 and
                II-5 of this Registration Statement).

99.1            Evans Bancorp, Inc. 1999 Stock Option and Long-Term Incentive
                Plan, as amended (incorporated by reference to Exhibit 4.2 of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 as filed on March 18, 2004).